Exhibit 2.1

Delaware The First State Page 1 7069013 8100 SR# 20250581820 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202966972 Date: 02 - 19 - 25 I, CHARUNI PATIBANDA - SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “PROMICELL, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2025, AT 11:54 O`CLOCK A.M.

State of Delay are Secretary of State Division of Corporañons Delivered 11:54 All 02/18/2025 FILED 11:34 A \ I 02/18/2025 SR 20250581820 - File Number 7069013 SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PROMICELL, INC. (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware) PromiCell, Inc . , a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY: 1. That the name of this corporation is PromiCell, Inc . , and that this corporation was originally incorporated pursuant to the General Corporation Law on October 5 , 2022 under the name PromiCell, Inc . and subsequently amended and restated pursuant to the General Corporation law on March 27 , 2023 . 2. That the Board of Directors duly adopted resolutions proposing to further amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows : RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows : FIRST: The name of this corporation is PromiCell, Inc. (the “Corporation”). SECOND : The address of the registered office of the Corporation in the State of Delaware is 1209 Orange St . , in the City of Wilmington, Zip Code 19801 , County of New Castle . The name of its registered agent at such address is The Corporation Trust Company . THIRD : The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law . FOURTH: The capital stock of the Corporation shall be as follows:

2 A. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, consisting of(a) 99,900,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) and (b) 100,000 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and, together with Class A Common Stock, the “Common Stock”), and (ii) 14,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), all of which are hereby designated “Series A Preferred Stock”. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation . B. Rights of Class A Common Stock and Class B Common Stock. The description of the Class A Common Stock and Class B Common Stock, and the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, are as follows: 1. Identical Rights . Except as otherwise expressly provided herein or required by applicable law, shares of Clas s A Common Stock and Class B Common Stock shall have the same rights, powers and privileges and rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters . The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a singl e class, irrespective of the provisions of Section 242 (b)(2) of the DGCL . 2. Voting. 1. General Voting Rights . Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Clas s A Common Stock and Clas s B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation ; provided, however, that, except as otherwise required by the DGCL or other applicable law, holders of shares of Common Stock, as such, shall not be entitled to vot e on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of shares of one or mor e other such serie s of Preferred Stock, to vot e thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL . 2. Votes Per Share . Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders of the Corporation, each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each such share, and each holder of shares of Class B Common Stock shall be entitled to one thousand ( 1 , 000 ) votes for each such share ; provided, however, that the total votes cast by each share of Class B Common Stock for any particular matter shall be reduced to such number that results in the total votes cast by the Class B Common Stock, together with any Class B Common Stock held

3 by the Founder or over which the Founder has Voting Control, constituting forty - nine percent (49%) of the total Common Stock votes for such matter. 3. Dividends . Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay to the holders of shares of the other class of Common Stock then outstanding an equal dividend per share, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class . Dividends will be payable only as and when declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor . 4. Share Distributions . If at any time a Share Distribution is to be made with respect to shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of shares of the other class of Common Stock then outstanding, and in all events, only as follow s (unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class) : 1. a Share Distribution may be declared and paid on an equal per share basis among the shares of Class A Common Stock and shares of Class B Common Stock consisting of (i) shares of Class A Common Stock or Class A Convertible Securities declared and paid to holders of shares of Class A Common Stock and (ii) shares of Class B Common Stock or Class B Convertible Securities declared and paid to holders of shares of Class B Common Stock; or 4 . 2 a Share Distribution consisting of shares of any class or series of securities of the any other Person, other than shares of Class A Common Stock or Class B Common Stock (or Class A Convertible Securities or Class B Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of shares of Class A Common Stock and Class B Common Stock or (ii) a separate class or series of securities to the holders of shares of Class A Common Stock and a different class or series of securities to the holders of shares of Class B Common Stock, on an equal per share basis to such holders of the shares of Class A Common Stock and Class B Common Stock ; provided, that, in connection with a Share Distribution pursuant to clause (ii), such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any other differences between the Class A Common Stock and Class B Common Stock set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designation, conversion and share distribution provisions, as applicable), with holders of shares of Class B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of Class A Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights .

4 5. Treatment in Change of Control or Merger Transactions. 1. Subject to subsection (c) of Article Fourth, Section B(5), in connection with any Change of Control Transaction, shares of Clas s A Common Stock and Clas s B Common Stock outstanding immediately prior to such Change of Control Transaction shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vot e of the holders of a majority of the outstanding shares of Clas s B Common Stock entitled to vote thereon, each voting separately as a class . 2. Notwithstanding anything to the contrary contained in thi s Certificate of Incorporation, (i) for the avoidance of doubt, consideration to be paid to or received by a holder of shares of Clas s A Common Stock or Class B Common Stock in connection with any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, pursuant to any employment, consulting, severance or similar services arrangement shall be deemed not to be “paid or otherwise distributed to stockholders” or consideration in respect of shares of the capital stock of the Corporation for purposes of thi s Article Fourth, Section B(5), and (ii) to the extent all or part of the consideration into which shares of Clas s A Common Stock or Clas s B Common Stock are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, is in the form of securities of another corporation or other entity, then the holders of shares of Clas s B Common Stock shall have their shares of Class B Common Stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than twenty times) than such securities into which shares of Class A Common Stock are converted, or which are otherwise paid or distributed to the holders of shares of Class A Common Stock (and the provisions governing the securities payable or otherwise distributable to the holders of shares of Class B Common Stock may also differ from the provision governing the securities payable or otherwise distributable to the holders of shares of Class A Common Stock in the same relative manner as the Class A Common Stock and Clas s B Common Stock differ from each other as set forth in thi s Certificate of Incorporation, mutatis mutandis, and any other related differences in designation, conversion and share distribution provisions, as applicable), without any requirement that such different treatment be approved by the holders of shares of Class A Common Stock and Clas s B Common Stock, each voting separately as a class . 6 . Reclassification, Subdivision or Combination . If the Corporation in any manner reclassifies, subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will concurrently therewith be proportionately reclassified, subdivided or combined in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock on the record date for such reclassification, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote

5 of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. 7. Liquidation and Dissolution . In the event of the voluntary or involuntary liquidation, dissolution or winding - up of the Corporation, holders of shares of Class A Common Stock and Clas s B Common Stock shall be treated equally, identically and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of Common Stock, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled, unless different treatment of the shares of each such clas s is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vot e thereon, each voting separately as a class . Neither the consolidation or merger of the Corporation with or into any other Person or Person s nor the sale, lease or exchange of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of thi s Article Fourth, Section B(7) . 8. Redemption . Neither the shares of Class A Common Stock nor the shares of Class B Common Stock are redeemable . C. Definitions. For purposes of this Certificate of Incorporation: 1. “Change of Control Transaction” means (i) the sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation's property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation, taken as a whole), provided th at any sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition of property or assets exclusively between or among the Corporation and any wholly owned direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction” ; (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with or into any other entity, other than a merger, consolidation, business combination or other similar transaction that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent ( 50% ) of the total voting power represented by the Voting Securities of the Corporation and more than fifty percent ( 50% ) of the total number of outstanding shares of the capital stock of the Corporation, in each case as outstanding immediately after such merger, consolidation, business combination or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction owning Voting Securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination or other similar transaction in substantially the same proportions (vis - à -

6 vis each other) as such stockholders owned the Voting Securities of the Corporation immediately prior to the transaction ; or (iii) a recapitalization, liquidation, dissolution or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent ( 50% ) of the total voting power represented by the Voting Securities of the Corporation and more than fifty percent ( 50% ) of the total number of outstanding shares of capital stock of the Corporation, in each case as outstanding immediately aller such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction owning Voting Securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis - à - vis each other) as such stockholders owned the Voting Securities of the Corporation immediately prior to the transaction . 2. “Class A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock . 3. “Class B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock . 4. “Convertible Securities” means (x) any securities of the Corporation (other than any class or series of Class A Common Stock or Class B Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti - dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person(including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti - dilution provisions of such securities or otherwise . 5. “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Transaction . 6. “Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity . 7. “Share Distribution” means a dividend or distribution (including a distribution made in connection with any stock - split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person . 8. “Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or

7 indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly. 9 . “Voting Securities” means the Class A Common Stock and Class B Common Stock and any series of Preferred Stock which by the terms as set forth herein or in its Preferred Stock Designation is designated as a Voting Security ; provided that, except as may otherwise be required by the DGCL or other applicable law, each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for by its terms as set forth herein or in the applicable Preferred Stock designation . FIFTH: Conversion of Class B Common Stock shall be governed as follows: A. Voluntary Conversion of Class B Common Stock. 1. On and subject to the terms of this Article Fiflh, Section A(2), each one (1) share of Class B Common Stock shall be voluntarily convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time and from time to time, and without payment of additional consideration to the holder thereof . 2. In order for a holder of shares of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall (a) provide written notice to the Corporation's transfer agent at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder's shares of Class B Common Stock and, if applicable, any event on which such conversion is contingent (which, in the case of a contingent conversion, such notice may be revoked by such holder prior to the time on which the conversion would otherwise occur unless otherwise specified by such holder) and (b) surrender the certificate or certificates, if any, representing such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) . Such notice shall state such holder's name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued . If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing . The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Voluntary Conversion Time”), and the shares of Class A Common Stock into which the specified shares of Class B Common Stock have been converted shall be deemed to be outstanding of record at the Voluntary Conversion Time . All rights with respect to the shares of Class B Common Stock converted at any Voluntary Conversion Time, including the rights, if any, to receive notices and vote, will terminate upon the conversion of such shares of Class B Common Stock into shares of Class A Common Stock at the Voluntary

8 Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Voluntary Conversion Time were represented by a certificate or certificates immediately prior to such Voluntary Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Voluntary Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Clas s A Common Stock into which such shares of Class B Common Stock were converted at such Voluntary Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Voluntary Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Voluntary Conversion Time . Until siurendered in accordance with this Article Fifth, Section A(2), any certificate or certificates that, immediately prior to the Voluntary Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time shall, from and after such Voluntary Conversion Time, represent only (i) the number of shares of Clas s A Common Stock into which such shares of Class B Common Stock have been converted at such Voluntary Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Voluntary Conversion Time .

9 B. Automatic Conversion of Class B Common Stock . Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer other than a Permitted Transfer of such share of Class B Common Stock. In the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article Fifth, Section B, such conversion shall be deemed to have occurred at the time that the Transfer of such shares occurred. C. Final Conversion o(Class B Common Stock . Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock at 5:00 p.m. New York time on the first Business Day (the “Final Automatic Conversion Time”) falling on or after the ten (10) - year anniversary of the time (the “Effective Time”) of the effectiveness of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, hawever, that as long as a holder of shares of Class B Common Stock, together with its Permitted Transferees, continues to Beneficially Own (i) a number of shares of Class B Common Stock equal to at least fifty percent (50%) of the number of shares of Class B Common Stock that such holder of shares of Class B Common Stock (a “Continuing Class B Stockholder”), together with its Permitted Transferees, Beneficially Owned immediately prior to the Effective Time, and (ii) a number of shares of Class B Common Stock equal to at least fifty percent (50%) of the number of shares of Class A Common Stock that the Continuing Class B Stockholder, together with its Permitted Transferees, Beneficially Owned immediately prior to the Effective Time, no shares of Class B Common Stock held by such Continuing Class B Stockholder or its Permitted Transferees shall be automatically converted to Class A Common Stock until 5:00 p.m. New York time on the first Business Day following such time as such Continuing Class B Stockholder, together with its Permitted Transferees, no longer Beneficially Owns both (i) a number of shares of Class B Common Stock equal to at least fifty percent (50%) of the number of shares of Class B Common Stock that such Continuing Class B Stockholder, together with its Permitted Transferees, Beneficially Owned immediately prior to the Effective Time and (ii) a number of shares of Class A Common Stock equal to at least fifty percent (50%) of the number of shares of Class A Common Stock that such Continuing Class B Stockholder, together with its Permitted Transferees, Beneficially Owned immediately prior to the Effective Time. D. Policies and Procedures. 1. The Board of Directors may, from time to time, establish such policies and procedures, not in violation of applicable law or this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (as may be amended from time to time, the “Bylaws”), relating to the conversion of shares of Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable . The Corporation may, from time to time, require that a holder of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred, including by requiring a Continuing Class B Stockholder to verify that such Continuing Class B Stockholder and its Permitted Transferees are eligible to retain shares of Class B Common Stock following the Final Automatic Conversion Time in accordance with Article Fifth, Section D(2) hereof . Without limiting the discretion of the Board of Directors, the Board of Directors may determine (and such

Class A Common Stock into which such shares of Class B Common Stock have been converted at 10 determination shall be conclusive) that a holder of shares of Clas s B Common Stock has failed to furnish sufficient evidence to the Corporation (in the manner and time frame provided in the request) to enable the Corporation to determine that no conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with this Article Fiflh has occurred with respect to such holder of shares of Clas s B Common Stock, and its Permitted Transferees, and therefore such shares of Class B Common Stock, to the extent not previously converted, shall be converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the book s and records of the Corporation . A determination by the Board of Directors, acting reasonably and in good faith, that shares of Class B Common Stock have been converted into shares of Class A Common Stock pursuant to this Article Fifth shall be conclusive . 2 . Promptly following any Mandatory Conversion Time, each holder of shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall surrender the certificate or certificates, if any, that immediately prior to such Mandatory Conversion Time represented the shares of Class B Common Stock that were converted into shares of Class A Common Stock at such Mandatory Conversion Time (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) . If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing . All rights with respect to the shares of Class B Common Stock converted at any Mandatory Conversion Time, including the rights, if any, to receive notices and vote, will terminate upon the conversion of such shares of Class B Common Stock into shares of Class A Common Stock at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Mandatory Conversion Time were represented by a certificate or certificates immediately prior to such Mandatory Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Mandatory Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of Class B Common Stock were converted at such Mandatory Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Mandatory Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Mandatory Conversion Time . Until surrendered in accordance with thi s Article Fifth, Section E(2), any certificate or certificates that, immediately prior to the Mandatory Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall, from and after such Mandatory Conversion Time, represent only (i) the number of shares of such Mandatory Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Mandatory Conversion Time . E. Effect o(Conversion. Any shares of Class B Common Stock converted pursuant to this Certificate of Incorporation shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly. F. Definitions. For purposes of this Certificate of Incorporation: 1. “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by applicable law to close . 2. “Disability” means permanent and total disability such that the natural person who is the holder of shares of Class B Common Stock is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which would reasonably be expected to result in death or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner . In the event of a dispute whether the natural person who is the holder of shares of Class B Common Stock has suffered a Disability, no Disability of the natural person who is the holder of shares of Class B Common Stock shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non - appealable . 3. “Founder” means Miltiadis Sougioultzoglou M.D. 4. “Independent Directors” means members of the Board of Directors that are not officers or otherwise employees of the Corporation or its subsidiaries provided that a director shall not be considered an officer or employee of the Corporation solely due to such director's position as a member of the Board of Directors or the board of directors or similar governing body of one or more subsidiaries of the Corporation) . 5. “Mandatory Conversion Time” means the time of any conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with this Article Fifth, other than any voluntary conversion pursuant to Article Fiflh, Section A hereof . 6. “Permitted Transfer” means: 1. any Transfer to the Founder, the Founder's Permitted Transferees or to the Founder's Qualified Trustee, or from the Founder, from the Founder's Permitted Transferees or from the Founder's Qualified Trustee to the Founder's estate or heirs as a result of the Founder's death (provided that any person that holds a proxy, Voting Control or dispositive power following

12 the Founder's death holds such proxy, Voting Control or dispositive power in compliance with the provisions specified in Article Fiflh, Section (F)(12.7)); 2. a Transfer from a holder of shares of Clas s B Common Stock to any of the Persons listed below with respect to such holder of shares of Clas s B Common Stock (each, a “Class B Permitted Transferee”) or a transfer from a Clas s B Permitted Transferee of such holder to another Clas s B Permitted Transferee of such holder or back to such holder : 1. a Qualified Trustee of such holder; 2. any Qualified Charity, foundation or similar entity established by a holder of shares of Class B Common Stock so long as the holder of shares of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity ; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to the holder of shares of Class B Common Stock ; provided, further, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity, each share of Class B Common Stock then held by such entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock ; 3. a trust for the benefit of such holder of shares of Class B Common Stock or Persons other than the holder of shares of Class B Common Stock so long as the holder of shares of Clas s B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Clas s B Common Stock held by such trust ; pravided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the holder of shares of Class B Common Stock ; provided, further, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Clas s A Common Stock ; 4. a trust under the terms of which such holder of shares of Class B Common Stock has retained a “qualified interest” within the meaning of † 2702 (b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the holder of shares of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Clas s B Common Stock held by such trust ; provided, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Clas s B Common Stock held by such trust, each share of Clas s B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Clas s A Common Stock ; 5. an Individual Retirement Account, as defined in Section 408 (a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such holder of shares of Class B Common Stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code so long as the holder of shares of Class B Common Stock has sole dispositive power

13 and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust ; provided, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock ; or 6 . 2 . 6 a corporation, partnership or limited liability company in which such holder of shares of Class B Common Stock directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise has legally enforceable rights, such that the holder of shares of Class B Common Stock retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company ; provided that in the event the holder of shares of Class B Common Stock no longer owns sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the holder of shares of Class B Common Stock retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Class B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock . 7. “Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer . 8. “Qualified Charity” means a domestic U . S . charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes . 9. “Qualified Trustee” means a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments, that is subject to appointment and removal solely by the holder of shares of Clas s B Common Stock (which may be the Founder prior to his death and not during his Disability) for which such Qualified Trustee is providing trustee services (a “Relevant Class B Holder”) or, in the cas e of only the Founder, following the Founder's death or during the Founder's Disability, by the Founder's designated proxy tprovided that such designated proxy shall be a person who satisfies the criteria described in Article Fifth, Section F( 12 . 7 ) ; provided that all dispositive power and Voting Control over such shares of Class B Common Stock is held by one or both of such professional and such Relevant Class B Holder or its Permitted Transferees or, in the case of only the Founder, following the Founder's death or during the Founder's Disability, by such proxy as described in Article Fifth, Section F(12)(g) . If after the death of the Founder or during his Disability, a Qualified Trustee of the Founder shall cease to be a Qualified Trustee and there is no proxy to which dispositive power and Voting Control over the relevant Clas s B Common Stock may be transferred in accordance with Article Fifth, Section F( 12 . 7 ), then there shall be a 90 - day grace period during which a proxy that satisfies Article Fiflh, Section F( 12 . 7 ) may be identified, put in place and become the transferee of such dispositive power and Voting

14 Control and before the expiration of such grace period such shares of Class B Common Stock of the Founder shall not become subject to automatic conversion as a result of such circumstances other than pursuant to Article Fifth, Section D . 10. “Rights” means any option, warrant, restricted stock unit, restricted stock award, performance stock award, phantom stock, equity award, conversion right or contractual right of any kind to acquire shares of the Corporation's authorized but unissued capital stock . 11. “Transfer” of a share of Class B Common Stock shall mean any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by merger, consolidation or by operation of law, including, without limitation, a transfer of a share of Clas s B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in Beneficial Ownership), a transfer of a share of Clas s B Common Stock among two or more unaffiliated or unrelated holders or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise (unless, in each case, otherwise explicitly exempted from the definition of “Transfer” hereunder), provided, however, that the following shall not be considered a “Transfer” : 1. the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders ; 2. the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares ; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer ; 3. the issuance by the Corporation of any shares of Class B Common Stock pursuant to the exercise of Rights exercisable or exchangeable for, or convertible into, Class B Common Stock or, in the case of any restricted shares of Class B Common Stock granted pursuant to equity awards or other employee benefit or compensation plans, the removal of any restrictions on such restricted shares or the transfer of such restricted shares to the grantee ; 4. the fact that the spous e of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder's shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Clas s B Common Stock ; provided that any transfer of shares by any holder of shares of Clas s B Common Stock to such holder's spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer ; 5. entering into a trading plan pursuant to Rule 10 b 5 - 1 under the Securities Exchange Act of 1934 , as amended, with a broker or other nominee where the holder entering into

15 the plan retains all Voting Control over the shares ; provided, however, that a Transfer of such shares of Class B Common Stock by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer ; 6. entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or other merger or consolidation, provided that such Liquidation Event or other merger or consolidation and such agreement or understanding was approved by a majority of the Independent Directors then in office in advance of the entry into such agreement or understanding ; 7. granting a proxy by the Founder or the Founder's Permitted Transferees to a Person designated by the Founder and approved, in advance, by a majority of the Independent Directors then in office to exercise dispositive power and/or Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record, by the Founder, the Founder's Permitted Transferees, the Founder's estate or the Founder's heirs, effective either (A) upon the death of the Founder or (B) during or following any Disability of the Founder, including the exercise of such proxy by such Person ; or 11 . 8 any proxy granted, or proxy agreement entered into, before the Effective Time with respect to the voting of any of the Corporation's capital stock to which the Corporation is a party that terminates upon the consummation of the sale of shares of capital stock of the Company to the public in a firm - commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 , as amended . 12 . “Voting Control” means with respect to a share of Class B Common Stock the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise . G. Reservation o(Stock . The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock. H. to Further Issuances. Except for the issuance of shares of Class B Common Stock issuable upon exercise of Rights outstanding immediately prior to the Effective Time, a dividend payable in accordance with Article Fourth, Section B(4) hereof, or a reclassification, subdivision or combination in accordance with Article Fourth, Section B(6) hereof, the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock. SIXTH: The rights of the Preferred Stock shall be as follows: A. Preferred Stock . The Series A Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

16 1. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of(A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Original Issue Price (as defined below) ; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend . The “Original Issue Price” shall mean, with respect to the Series A Preferred Stock, $ 1 . 00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock . 2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales. 1. Preferential Payments to Holders of Preferred Stock . In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to thi s sentence is hereinafter referred to as the “Liquidation Amount”) . If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this

17 Section 2 . 1 , the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full . 2. Payments to Holders of Common Stock . In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Section 2 . 1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder . 3. Deemed Liquidation Events. 1. Definition . Change in Control Transaction shall be deemed a liquidation event unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock (the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event (such event being a “Deemed Liquidation Event” unless the Requisite Holders so elect otherwise . 2. Amount Deemed Paid or Distributed . The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event . The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation . 3. Allocation of Escrow and Contingent Consideration . In the event of a Deemed Liquidation Event pursuant to Section 2 . 3 . 1 , if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration’ 3 , the agreement or plan of merger or consolidation for such transaction shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2 . 1 and 2 . 2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event ; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2 . 1 and 2 . 2 after taking into account the previous payment of the Initial Consideration as part of the same transaction . For the purposes of this Section 2 . 3 . 3 , consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Initial Consideration .

18 3. Voting. 1. General . On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter . Except as provided by law or by the other provisions of this Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as - converted to Common Stock basis . 2. Election of Directors . The holders of record of the shares of Preferred Stock, exclusively and as a separate class, shall be entitled to elect 1 director of the Corporation (the “Preferred Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect 1 director of the Corporation ; provided, however, for administrative convenience, the initial Preferred Director may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Preferred Stock without a separate action by the holders of Preferred Stock . Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders . If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fi 11 all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3 . 2 , then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Common Stock, as the case may be, elect a person to fi 11 such directorship by vote or written consent in lieu of a meeting ; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fil 1 such directorship, voting exclusively and as a separate class . The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation . At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director . Except as otherwise provided in this Section 3 . 2 , a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 3 . 2 . The rights of the holders of the Preferred Stock under the first sentence of this Section 3 . 2 shall terminate on the first date following the date the first share of Series A Preferred Stock was issued (the “Original Issue Date”) on which there are issued and outstanding less than 1 , 000 , 000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock) .

19 3. Authorized Shares of Common Stock . The number of authorized shares of Common Stock may be increased or decreased by majority vote of the holders of Preferred Stock and the holders of Common Stock, voting together as a single class and on an as - converted to Common Stock basis . 4. Preferred Stock Protective Provisions . At any time when at least 1 , 000 , 000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by la w or thi s Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of either (a) the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, or (b) the Preferred Director and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect . 1. liquidate, dissolve or wind - up the business and affairs of the Corporation or effect any other Deemed Liquidation Event ; 2. amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that disproportionately adversely affects the powers, preferences or rights of the Preferred Stock (it being understood that that the creation, or authorization of the creation of, or the issuance or obligation to issue shares of capital stock that ranks senior to the Preferred Stock with respect to its rights, preferences and privileges is not to be considered adverse to the Preferred Stock) ; and 3. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof or (iv) as approved by the Board of Directors, including the approval of the Preferred Director . 4. create or authorize the creation of (by reclassification or otherwise) or issue any new class or new series of any equity security or convertible security to Preferred Stock or Common Stock (including, but not limited to warrants, options, convertible notes or stock option plans) . 5. increase or decrease the authorized number of shares of the Preferred Stock or Common Stock . 6. create or authorize the creation of any debt security, or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any

20 debt security lien, security interest or other indebtedness for borrowed money, if the Company's and its subsidiaries aggregate indebtedness following such action would exceed $50,000. 7. create or hold capital stock in any subsidiary that is not a wholly owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets . 8. create, issue, sell or authorize the sale or sponsorship of any cryptocurrency coins, tokens, blockchain - based assets or other cryptofinance coins, tokens or similar digital assets by the Corporation, an officer of the Corporation or any direct or indirect majority - owned subsidiary of the Corporation . 9. declare or pay any transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock) with respect to the holders of Common Stock or Preferred Stock, other than as provided in Clause 3 . 4 . 3 herein . 10. decide or effect any transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent ( 50% ) of the outstanding voting power of the Company or otherwise acquired control over the Company . 4. Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”): 1. Right to Convert. 1. Conversion Ratio . Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non - assessable shares of Class A Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion . The “Conversion Price” applicable to the Series A Preferred Stock shall initially be equal to $ 1 . 00 . Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below . 2. Termination of Conversion Rights . In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock ; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2 . 1 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event . 2. Fractional Shares . No fractional shares of Class A Common Stock shall be issued upon conversion of the Preferred Stock . In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Class A Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share .

21 3. Mechanics of Conversion. 1. Notice of Conversion . In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Clas s A Common Stock, such holder shall (a) provide written notice to the Corporation's transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder's shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder's shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) . Such notice shall state such holder's name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued . If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing . The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date . The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, either a certificate for the number of full shares of Common Stock issuable upon such conversion or a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Clas s A Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Series A Preferred Stock represented by any surrendered certificate that were not converted into Class A Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted . 2. Reservation of Shares . The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock ; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation . Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non - assessable shares of Class A Common Stock at such adjusted Conversion Price . 3. Effect of Conversion . All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon . Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly . 4. No Further Adjustment . Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Class A Common Stock delivered upon conversion . 5. Taxes . The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4 . The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid . 4. Adjustments to Conversion Price for Diluting Issues. 1. Special Definitions . For purposes of this Article Sixth, the following definitions shall apply : (a) “Additional Shares of Class A Common Stock” shall mean all shares of Class A Common Stock issued (or, pursuant to Section 4 . 4 . 3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”) : as to any series of Preferred Stock shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock ; 22 (ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split,

23 split - up or other distribution on shares of Common Stock that is covered by Section 4.5 , 4.6 , 4.7 or 4.8 ; (iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation ; or (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security ; or (v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation ; or (vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation ; or (vii) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation ; or (viii) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation .

24 (b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options . (c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities . 2. No Adjustment of Conversion Price . No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock . 3. Deemed Issue of Additional Shares of Common Stock. (a) If the Corporation at any time or from time to time after the Original Issu e Dat e shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date . (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4 . 4 . 4 , are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti - dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security . Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of

25 Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date. (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4 . 4 . 4 (either because the consideration per share (determined pursuant to Section 4 . 4 . 5 ) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti - dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4 . 4 . 3 (a) shall be deemed to have been issued effective upon such increase or decrease becoming effective . (d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereofj which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 4 . 4 . 4 , the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof} never been issued . (e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 4 . 4 . 3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and of this Section 4 . 4 . 3 ) . If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4 . 4 . 3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made . 4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue

26 Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Se ion 4 4 3 , without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one - hundredth of a cent) determined in accordance with the following formula : 2' KPi* (A + B) - (A + C). For purposes of the foregoing formula, the following definitions shall apply : (a) “CPz” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock (b) “CPi” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock; (c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock reserved for issuance immediately prior to such issuance under the Company's equity compensation plans or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) ; (d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CPi (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPi) ; and (e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction. 4 . 4 . 5 Determination of Consideration . For purposes of this Section 4 . 4 , the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows : (a) Cash and Property. Such consideration shall: (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest ; (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation ; and

27 (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses fi) and (ii) above, as determined in good faith by the Board of Directors of the Corporation . (b) Options and Convertible Securities . The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4 . 4 . 3 , relating to Options and Convertible Securities, shall be determined by dividing : (i) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities . 4 . 4 . 6 Multiple Closing Dates . In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 4 . 4 . 4 , and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period) .

28 5. Adjustment for Stock Splits and Combinations . If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding . If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding . Any adjustment under this Section 4 . 5 shall become effective at the close of business on the date the subdivision or combination becomes effective . 6. Adjustment for Certain Dividends and Distributions . In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction : (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution . Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the dat e fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4 . 6 as of the time of actual payment of such dividends or distributions ; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equa l to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the dat e of such event . 7. Adjustments for Other Dividends and Distributions . In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or 29 the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event . 8. Adjustment for Merger or Reorganization, etc . Subject to the provisions of Section 2 . 3 , if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4 . 4 , 4 . 6 or 7 ), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction ; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock . 9. Certificate as to Adjustments . Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4 , the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based . The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock . 10. Notice of Record Date. In the event: (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security ; or (b) of any capital reorganization of the Corporation, any

Preferred Stock converted pursuant to Section 5.1 , including the rights, if any, to receive notices 30 (c) winding - up of the Corporation, of the voluntary or involuntary dissolution, liquidation or then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding - up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding - up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock . Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice . 5. Mandatorr Conversion. 1. Trigger Events . Upon(a) the closing of the sale of shares of Common Stock to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 , as amended, resulting in at least $ 50 , 000 , 000 of gross proceeds , net of the underwriting discount and commissions, to the Corporation and in connection with such offering the Common Stock is listed for trading on an internationally recognized stock exchange, (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders or (c) immediately prior to a Deemed Liquidation Event in which conversion to Common Stock would result in greater consideration payable to holders of Preferred Stock than would payment in accordance with Sections 2 . 1 and 2 . 2 ; (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4 . 1 . 1 and (ii) such shares may not be reissued by the Corporation . 2. ProceduralRequirements . All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section S . Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time . Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice . If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing . All rights with respect to the

Certificate of Incorporation, the number of directors of the Corporation shall be determined in the 31 and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5 . 2 . As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, either a certificate for the number of full shares of Common Stock issuable upon such conversion or a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Series A Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted . Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly . 6. Redeemed or Otherwise Acquired Shares . Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred . Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition . 7. Waiver . Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Preferred Stock then outstanding and (b) at any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding . 8. Notices . Any notice required or permitted by the provisions of thi s Article Sixth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission . SEVENTH : Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation . EIGHTH: Subject to any additional vote required by this Amended and Restated

employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in 32 manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one (1) vote on each matter presented to the Board of Directors. NINTH : Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide . TENTH : Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide . The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation . ELEVENTH : To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director . If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended . Any repeal or modification of the foregoing provisions of this Article Eleventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification . TWELFTH : To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of(and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law . Any amendment, repeal or modification of the foregoing provisions of this Article Twelflh shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification . THIRTEENTH : The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity . An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of(i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an

[Signature Page Follows] 33 clauses i) and (if} are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation while such Covered Person is performing services in such capacity . Any repeal or modification of this Article Thirteenth will only be prospective and will not affect the rights under this Article Thirteenth in effect at the time of the occurrence of any actions or omissions to act giving rise to liability . Notwithstanding anything to the contrary contained elsewhere in this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the shares of each class or series Preferred Stock the outstanding, will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Thirteenth . FOURTEENTH : Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of(i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction . If any provision or provisions of this Article Fourteenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Fourteenth (including, without limitation, each portion of any sentence of this Article Fourteenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby . 3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law . 4. That this Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation's Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law .

Docusign Envelope ID: 45A3FAF2 - EE12 - 4F69 - 8CFB - 64E855B9597A IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 27th day of December, 2024. By: Sipne6 by: 0281DFF6036A4C1 Miltiadis Sougioultzoglou M.D. Chief Executive Officer